Exhibit 99.3

ACCESS NATIONAL CORPORATION	Electronic Voting Instructions
IMPORTANT SPECIAL MEETING INFORMATION	Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by , ET, on , 2017.

Vote by Internet

• Go to

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR Proposals 1 and 2.

		For	Against	Abstain

1.	Proposal to approve the Agreement and Plan of Reorganization, dated as of October 21, 2016, between Access National Corporation (“Access”) and Middleburg Financial Corporation (“Middleburg”), including the related Plan of Merger, pursuant to which Middleburg will merge with and into Access.	☐	☐	☐

2.	Proposal to adjourn the meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve Proposal 1.	☐	☐	☐

3.	In their discretion the proxy agents are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Special Meeting.

C	Authorized Signatures — this section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IMPORTANT SPECIAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON                     , 2017

THE PROXY STATEMENT IS AVAILABLE AT:

www.edocumentview.com/ANCX

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

  REVOCABLE PROXY — ACCESS NATIONAL CORPORATION

  SPECIAL MEETING OF SHAREHOLDERS

              , 2017,          a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of Access National Corporation (“Access”) whose signature appears on the other side of this proxy card hereby appoints John W. Edgemond and Michael G. Anzilotti, jointly and severally as proxies, with full power to act alone, and with full power of substitution to represent the shareholder, and to vote all shares of Access standing in the name of the shareholder at the close of business on             , 2017 at the Special Meeting of Shareholders to be held             ,             , 2017, at          a.m. at             , or any adjournments thereof, on each of the matters described on the other side of this proxy card.

This proxy, when properly submitted, will be voted in the manner directed by the shareholder. If no direction is made, this proxy will be voted FOR Proposal 1 to approve the Agreement and Plan of Reorganization and Related Plan of Merger, pursuant to which Middleburg will merge into Access, and FOR Proposal 2 to adjourn the meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve Proposal 1. If any other matter shall be brought before the meeting, the shares represented by this proxy will be voted in the discretion of the proxy agents.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR OVER THE INTERNET